Exhibit 99.1

CHIMERIX, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Sale of TEMBEXA

On September 26, 2022 (the “Closing Date”), Chimerix, Inc. (the “Company”), completed the previously announced sale of the Company’s exclusive worldwide rights to brincidofovir, including TEMBEXA and related assets (the “EBS Agreement”) to Emergent BioSolutions, Inc. (“EBS”). Based on the terms of the EBS Agreement, EBS is expected to pay to the Company: (i) an upfront payment of $238 million; (ii) up to an aggregate of $124 million in milestone payments payable upon the exercise of the options under the procurement contract (the “BARDA Agreement”) with the Biomedical Advanced Research and Development Authority (“BARDA”) for the delivery of up to 1.7 million treatment courses of tablet and suspension formulations of TEMBEXA® to the U.S. government; (iii) royalty payments equal to 15% of the gross profits from the sales of TEMBEXA made outside of the United States; (iv) royalty payments equal to 20% of the gross profits from the sales of TEMBEXA made in the United States in excess of 1.7 million treatment courses; and (v) up to an additional $12.5 million upon the achievement of certain other developmental milestones.

Unaudited Pro Forma Consolidated Financial Statements

The sale of TEMBEXA constitutes a significant disposition of a business for purposes of Item 2.01 of Form 8-K. As a result, the following unaudited pro forma consolidated statements of operations and comprehensive loss for the six months ended June 30, 2022 and the year ended December 31, 2021 are presented as if the disposition had occurred immediately prior to January 1, 2021. The following unaudited pro forma consolidated balance sheet as of June 30, 2022 is presented as if the disposition had occurred on June 30, 2022. The Company determined the disposition does not represent a strategic shift, and accordingly, the Company has not accounted for the disposition as a discontinued operation. The effects of recording certain adjustments associated with contingent consideration related to TEMBEXA have been excluded as the Company has made a policy election to account for these amounts when the contingency has been resolved in accordance with Accounting Standards Codification 450, Contingencies.

The unaudited pro forma consolidated financial statements have been derived from historical financial statements prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”) and are presented based on assumptions, adjustments, and currently available information described in the accompanying notes. They are intended for informational purposes only and are not intended to represent the Company’s financial position or results of operations had the disposition occurred on the dates indicated, or to project the Company’s financial performance for any future period. Pro forma adjustments have been made for events that are directly attributable to the disposition and factually supportable.

The unaudited pro forma consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the following: (i) the accompanying notes to the unaudited pro forma consolidated financial statements; (ii) the Company’s audited consolidated financial statements for the year ended December 31, 2021 and related notes thereto, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2022; and (iii) the Company’s unaudited consolidated financial statements as of and for the six month period ended June 30, 2022 and related notes thereto, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 8, 2022.

CHIMERIX, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

As of June 30, 2022

(In thousands of US dollars, except share data)

	As Reported	Pro Forma Adjustments	Notes	Pro Forma
Assets
Current assets
Cash and cash equivalents	$28,086	$233,347	(a)	$261,433
Short-term investments, available-for-sale	14,705	—		14,705
Inventories	4,126	(4,126)	(b)	—
Prepaid expenses and other current assets	3,853	(259)	(b)	3,594

Total current assets	50,770	228,962		279,732

Property and equipment, net of accumulated depreciation	205	—		205
Operating lease right-of-use assets	2,189	—		2,189
Other long-term assets	399	—		399

Total assets	$53,563	$228,962		$282,525

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$1,743	$(84)	(b)	$1,659
Accrued liabilities	16,682	3,198	(b)	19,880
Income tax payable	—	198	(c)	198
Deferred revenue	4,846	(4,640)	(b)	206

Total current liabilities	23,271	(1,328)		21,943

Loan fees	250	—		250
Lease-related obligations	2,114	—		2,114

Total liabilities	25,635	(1,328)		24,307

Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares issued and outstanding at June 30, 2022	—	—		—
Common stock, $0.001 par value, 200,000,000 shares authorized, 87,436,180 shares issued and outstanding at June 30, 2022	87	—		87
Additional paid-in capital	961,740	—		961,740
Accumulated other comprehensive loss, net	(68)	—		(68)
Accumulated deficit	(933,831)	230,290	(d)	(703,541)

Total stockholders’ equity	27,928	230,290		258,218

Total liabilities and stockholders’ equity	$53,563	$228,962		$282,525

CHIMERIX, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

For the Six Months Ended June 30, 2022

(In thousands of US dollars, except share data)

	As Reported	Pro Forma Adjustments	Notes	Pro Forma
Revenues:
Licensing revenue	$455	$(9)	(e)	$446
Total revenues	455	(9)		446
Cost of goods sold	114	(114)	(e)	—
Gross profit	341	105		446
Operating expenses:
Research and development	37,087	(538)	(e)	36,549
General and administrative	11,472	(1,340)	(e)	10,132

Total operating expenses	48,559	(1,878)		46,681

Loss from operations	(48,218)	1,983		(46,235)
Other loss:
Interest income and other, net	(17)	—		(17)

Net loss	(48,235)	1,983		(46,252)
Other comprehensive loss:
Unrealized loss on debt investments, net	(47)	—		(47)

Comprehensive loss	$(48,282)	$1,983		$(46,299)

Per share information:
Net loss, basic and diluted	$(0.55)			$(0.53)
Weighted-average shares outstanding, basic and diluted	87,263,452			87,263,452

CHIMERIX, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

For the Year Ended December 31, 2021

(In thousands of US dollars, except share data)

	As Reported	Pro Forma Adjustments	Notes	Pro Forma
Revenues:
Contract and grant revenue	$1,928	$(1,557)	(e)	$371
Licensing revenue	51	(5)	(e)	46
Total revenues	1,979	(1,562)		417
Operating expenses:
Research and development	73,817	(3,410)	(e)	70,407
General and administrative	18,672	(1,129)	(e)	17,543
Acquired in-process research and development	82,890	—		82,890

Total operating expenses	175,379	(4,539)		170,840

(Loss) gain from operations	(173,400)	2,977		(170,423)
Other income:
Interest income and other, net	164	—		164
Net gain on sale of business	—	233,692	(f)	233,692

(Loss) income before income tax expense	(173,236)	236,669		63,433
Income tax expense	—	317	(g)	317
Net (loss) income	(173,236)	236,352		63,116
Other comprehensive (loss) income:
Unrealized loss on debt investments, net	(21)	—		(21)

Comprehensive (loss) income	$(173,257)	$236,352		$63,095

Per share information:
Net (loss) income, basic	$(2.04)			$0.75
Weighted-average shares outstanding, basic	84,930,255			84,390,255
Net (loss) income, diluted	$(2.04)			$0.71
Weighted-average shares outstanding, diluted	84,930,255			89,603,114

CHIMERIX, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following adjustments have been reflected in the unaudited pro forma consolidated financial statements:

(a) Adjustment reflects estimated cash proceeds from the upfront payment of $238.0 million less an upfront payment of $4.6 million received for a procurement of TEMBEXA which was not fulfilled prior to June 30, 2022.

(b) Adjustment reflects assets and liabilities transferred to EBS as a part of the disposition.

(c) Adjustment reflects the income tax payable that relates to the estimated gain arising on the disposition.

(d) Adjustment reflects the estimated gain of $230.5 million arising from the disposition net of $0.2 million in income tax expense related to the gain. The actual net gain on the disposition will be recorded in the Company’s financial statements for the third quarter of 2022 and may differ from the current estimate.

(e) Adjustment reflects the elimination of revenues, cost of goods sold and operating expenses which are specific to TEMBEXA.

(f) Adjustment reflects the estimated gain of $233.7 million arising from the disposition. The actual net gain on the disposition will be recorded in the Company’s financial statements for the third quarter of 2022 and may differ from the current estimate.

(g) Adjustment reflects the income tax expense related to the net change in revenues and operating expenses, including the net gain on sale of business, that arises from the disposition. The tax effect of the pro forma adjustment was calculated using the historical statutory rates in effect for the periods presented.